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            Exhibit 7. Form of Note Holders' Representative Agreement

                     NOTE HOLDERS' REPRESENTATIVE AGREEMENT

                  This NOTE HOLDERS' REPRESENTATIVE AGREEMENT (this "Agreement") is entered into as of the _____ day of November, 1998, by and among Steven F. Tripp ("SFT"), on the one hand, and the holders of certain convertible secured notes issued by Spatialight, Inc. (such holders are hereinafter referred to as the "Holders"), on the other.

                                 R E C I T A L S

                  WHEREAS, Spatialight, Inc., a New York corporation ("Spatialight"), and the Holders have entered into certain Convertible Secured Loan Agreements (the "Loan Agreements"), which provide, inter alia, that Holders shall, under certain conditions, release funds to Spatialight in an amount not to exceed $2,000,000 in the aggregate;

                  WHEREAS, Section 6.4 of the Loan Agreements provides that the Holders, acting as a group, shall have the right to nominate one candidate at the next election of the board of directors of Spatialight, which nominee shall be included in Spatialight's slate of directors in all proxy materials sent to the shareholders of Spatialight;

                  WHEREAS, the Holders desire to appoint a representative (the "Holders' Representative") as agent to act on their behalf with respect to the matters described in this Agreement;

                  WHEREAS, the Holders also desire to appoint a collateral agent (the "Collateral Agent") to act as collateral agent on their behalf with respect to the security interests granted in favor of the Holders by Spatialight and by Spatialight of California, Inc.; and

                  WHEREAS, the Holders recognize that there will be expenses incidental to the transactions contemplated by the Loan Agreements that cannot be specifically determined as of the date of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holders agree among themselves and with SFT as follows:

                  1. Definitions. Capitalized terms in this Agreement, unless otherwise defined herein, shall have the same meaning ascribed to those terms in the Loan Agreements.

                  2. Representative. Each of the Holders hereby irrevocably makes, constitutes and appoints SFT as the Holders' Representative to act on such Holder's behalf, with such authority and powers as are necessary, appropriate or helpful to properly represent the Holders as provided in this Agreement. In the event SFT, or any successor Holders' Representative, shall cease to serve as the Holders' Representative under this Agreement for any reason whatsoever, including the resignation of the Holders' Representative, the Holders, with each such Holder voting its, his or her respective amount of the total debt owed by Spatialight to the Holders (the "Debt"), promptly shall elect a successor Holders' Representative to serve under this Agreement. The preference of the



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Holders holding a majority of the Debt, as indicated by a vote of the Holders, shall elect the successor Holders' Representative. The election of a Holders' Representative in the manner provided in this Paragraph 2 shall be final and binding upon all of the Holders. The decisions and actions of any successor Holders' Representative shall be, for all purposes, those of a Holders' Representative as if originally named herein.

                  3. Escrow Agreement . The Holders shall designate an account at AmSouth Bank (together with any replacement bank named subsequently by the Holders' Representative, the "Bank"), for the receipt of all cash received from the Holders (the "Loan Funds"). The Loan Funds shall be held by the Bank pursuant to an escrow agreement, in form as approved by the Holders' Representative (the "Escrow Agreement").

                  4. Collateral Agent.

                           (a) Each Holder hereby designates and appoints SFT
(the "Collateral Agent") as the collateral agent for such holder under the Security Agreement dated of even date herewith made by Spatialight and by Spatialight of California, Inc., and authorizes the Collateral Agent, in such capacity, to be the secured party under said Security Agreement and to take such action on behalf of the Holders and to exercise such powers and perform such duties as are expressly given to the Collateral Agent by the terms of this Agreement and such Security Agreement, together with such other powers as are reasonably incidental thereto, including, without limitation, the authority to sign such financing statements, continuation statements, and make such filings with the U.S. Patent and Trademark Office as are necessary to perfect and protect the security interests and liens of the Holders under the Security Agreement. Notwithstanding any provision to the contrary, elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or the Security Agreement or any document executed in connection herewith or shall otherwise exist against the Collateral Agent.

                           (b) Neither the Collateral Agent nor any company with
which he is affiliated, nor any of the directors, officers, agents or employees of such company shall be liable for any action taken or omitted to be taken by him or them under or in connection with this Agreement or the Security Agreement in the absence of his or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent (1) may treat the payee of any Note as the holder thereof until the Collateral Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Collateral Agent; (2) may consult with legal counsel (including counsel for the Spatialight), independent public accountants and other experts selected by him and shall not be liable for any action taken or omitted to be taken in good faith by him in accordance with the advice of such counsel, accountants, or experts; (3) makes no warranty or representations to any Holder and shall not be responsible to any Holder for any statements, warranties, or representations made in or in connection with this Agreement other than those statements, warranties or representations made by himself as the holder of a Note; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of the Security Agreement on the part of Spatialight, or to inspect the property (including the books and records) of Spatialight; (5) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of the Security Agreement or any other instrument or document furnished pursuant thereto;



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and (6) shall incur no liability under or in respect of this Agreement or the
Security Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be sent by telegram, telex, or facsimile transmission) believed by him to be genuine and signed or sent by the proper party or parties.

                           (c) The Holders agree to indemnify the Collateral
Agent (to the extent not reimbursed by Spatialight) ratably according to the respective amounts of the Debt from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or the Security Agreement or any action taken or omitted by the Collateral Agent under this Agreement or the Security Agreement, provided that no Holder shall be liable for any portion of any of the foregoing resulting from the Collateral Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Holder agrees to reimburse the Collateral Agent (to the extent not reimbursed by Spatialight) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Collateral Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or the Security Agreement.

                           (d) The Collateral Agent may resign at any time by
giving at least sixty (60) days' prior written notice thereof to the Holders and may be removed at any time with or without cause by a vote of the Holders holding a majority of the amount of the Notes held by the Holders. Upon any such resignation or removal, the Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Holders, and shall have accepted such appointment, within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation or the Holders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Holders, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from his duties and obligations under this Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this document shall inure to the benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

                  5. Incidental Expenses. The Holders shall collectively contribute, on a pro rata basis according to their respective percentage interest in the Debt, the aggregate amount of any costs, expenses and disbursements required to be paid by the Holders' Representative in connection with the consummation of the transactions contemplated by the Loan Agreement and the performance of the Holders' Representative's duties hereunder. These expenses may include, but are not limited to, accountant's and attorney's fees and fees paid to the Bank.

                  6. Authority of Holders' Representative. Each of the Holders does hereby irrevocably make, constitute, and appoint the Holders' Representative as such Holder's true and lawful attorney in fact and agent, to act for and on behalf of such Holder and in such Holder's name, (a) to execute the Escrow Agreement and to take any action (or to determine to take no action) with respect thereto as the Holders' Representative may deem appropriate as effectively



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as such Holder could act for itself, himself or herself, and (b) to execute and deliver all instruments and documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Holder could do personally, and each Holder hereby ratifies and confirms as its, his or her own act, all that the Holders' Representative shall do or cause to be done pursuant to the provisions of this Agreement.

                  7. Death or Incapacity of a Holder. The death or incapacity of any Holder shall not terminate the authority and agency of the Holders' Representative as to such deceased or incapacitated Holder.

                  8. Indemnification of Holders' Representative. The Holders hereby agree to indemnify the Holders' Representative and to hold him harmless against any loss, liability or expense incurred without bad faith on the part of the Holders' Representative and arising out of or in connection with his duties as Holders' Representative, including, without limitation, the costs and expenses incurred by such Holders' Representative in defending against any claim of liability in connection with this Agreement. The obligation of Holders to indemnify Holders' Representative shall be apportioned among all of the Holders on a pro rata basis in accordance with the amount of Debt held by each Holder.

                  9. Spatialight Board. Section 6.4 of the Loan Agreements provides that the Holders may nominate one candidate at the next election of the board of directors of Spatialight to be included in the slate of directors proposed by management of Spatialight and to select a representative (the "Representative") in the event the Holders do not have a representative for the board of directors of Spatialight. The Holders hereby nominate Steven F. Tripp to be included in the slate of directors proposed by management of Spatialight at the next election of directors and agree that any future decisions regarding nominees of the Holders, whether for a position as member of the board of directors or for the position of Representative, shall be determined by the preference of those Holders holding a majority of the Debt.

                  10. No Fiduciary Relationship. The Holders recognize and covenant that nothing in this Agreement shall be construed as constituting the appointment of Holders' Representative as trustee for any Holder. The Holders further recognize and acknowledge that (a) Holders' Representative shall take the action and exercise the powers granted in this Agreement in an administrative and ministerial capacity only, (b) Holders' Representative shall not have a fiduciary relationship with any Holder by reason of this Agreement and (c) it is the intention of SFT to serve as a director of Spatialight following the Closing, and he will, therefore, in all likelihood serve as a director of Spatialight during the same period he also serves as Holders' Representative pursuant to this Agreement.

                  11. Headings. All headings in this Agreement are inserted for the convenience of the reader and shall not be construed to alter the meaning of the textual portions of the Agreement.

                  12. Severability. In the event any provision or portion of this Agreement is held to be illegal, invalid, or unenforceable, in whole or in part, for any reason, under present or



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future law, such provision shall be severable and the remainder thereof shall not be invalidated or rendered unenforceable or otherwise adversely affected.

                  13. Binding Effect on Successors, Assignees, Etc.

                           (a) Holders' Representative may not assign, delegate,
or otherwise transfer his rights or obligations under this Agreement without the express written consent of Holders holding a majority of the Debt.

                           (b) This Agreement shall be binding upon and shall
inure to the benefit of each of the parties hereto who has executed a counterpart of this Agreement, regardless of whether each of the other Holders has executed a counterpart of this Agreement. In addition, this Agreement shall be binding upon and shall inure to the benefit of the respective executors, administrators, personal representatives, legal representatives, heirs, successors and assigns of the undersigned Holders.

                  14. Term. The term of this Agreement shall terminate with respect to each Holder on the later to occur of: (i) the Cessation Date with respect to that Holder's Note or (ii) the conclusion of any claim made against such Holder for indemnification.

                  15. Amendment. This Agreement may be amended in whole or in part by a vote of the Holders, with each Holder voting its, his, or her interest in the Debt, with the majority of such interests controlling.

                  16. Notices. All notices given hereunder to Steven F. Tripp in his capacity as Holders' Representative or Collateral Agent shall be to the following address:

                                    Steven F. Tripp
                                    2021 Brook Highland Ridge
                                    Birmingham, Alabama 35242

or to such other address as Steven F. Tripp shall furnish to the Holders in writing.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument with the same force and effect as though all parties had executed the same document. Execution and delivery by facsimile shall constitute good and valid execution and delivery unless and until replaced or substituted by an original executed instrument.





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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed, all as of the date first above written.


                                                       HOLDERS:

                                     [Signature lines of Filing Persons omitted]

                                               HOLDERS' REPRESENTATIVE:



                                     -------------------------------------------
                                                     Steven F. Tripp